UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the registrant [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ] Preliminary proxy statement.
[ ] Confidential, for use of the Commission only (as permitted by Rule
    14a-6(e)(2)).
[ ] Definitive proxy statement.
[ ] Definitive additional materials.
[X] Soliciting material pursuant to Section 240.14a-11(c) or Section 240.14a-12.

                                 NUI Corporation
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

          1)   Title of each class of securities to which transaction applies:
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          2)   Aggregate number of securities to which transaction applies:
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          3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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          4)   Proposed maximum aggregate value of transaction:
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          5)   Total fee paid:
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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1)   Amount Previously Paid:
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          2)   Form, Schedule or Registration Statement No:
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          3)   Filing Party:
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          4)   Date Filed:
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                                Filed by NUI Corporation pursuant to Rule 14a-12
                                       under the Securities Exchange Act of 1934

The following is a letter distributed by NUI to shareholders on July 28, 2004:

                                                               550 Route 202-206
                                                                   P.O. Box 760
                                                       Bedminster, NJ 07921-0760
                                                             Tel: (908) 781-0500
                                                             Fax: (908) 781-0718
NUI                                                                  www.nui.com
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                                                     NUI Corporation (NYSE: NUI)

July 28, 2004

Dear NUI Shareholder,

After 10 challenging months since announcing that NUI was for sale, I am pleased to tell you that we have agreed to sell the company to AGL Resources Inc. AGL Resources is an energy services holding company headquartered in Atlanta, Georgia. It serves more than 1.8 million customers in Georgia, Virginia and Tennessee through its three utility subsidiaries - Atlanta Gas Light, Virginia Natural Gas and Chattanooga Gas.

NUI shareholders will receive $13.70 per share in cash for each share of NUI common stock. NUI shareholders will not have the opportunity to exchange their shares of NUI for shares of AGL Resources.

The acquisition is subject to approval of NUI shareholders, regulatory agencies in New Jersey, Florida, Maryland and Virginia, the Securities and Exchange Commission (SEC), clearance under the federal Hart-Scott-Rodino Act, and other customary conditions. While we hope to complete the sale by December 2004, it is possible that the closing might be delayed until early 2005 in order to secure the necessary regulatory approvals.

We anticipate filing the proxy materials with the SEC in August. A special Shareholders Meeting, which also will serve as our Annual Meeting, is expected to be held in September or October.

The agreement between NUI and AGL Resources marks a giant step forward in getting the company sold and is a great accomplishment in what has been a challenging process. We conducted a thorough auction and accepted the offer that was in the overall best interest of our shareholders. Once you receive the Special Meeting Notice and Proxy Statement, please take time to thoroughly read it, as it will contain important information about the acquisition. After reading the Special Meeting Notice and Proxy Statement, I hope that you will agree that this is the best overall option and vote to approve the transaction. Thank you for your support.

Sincerely,

/s/ Craig G. Matthews
Craig G. Matthews
President and Chief Executive Officer

Additional Information and Where to Find It

This letter may be deemed to be solicitation material in respect of the proposed merger. In connection with the proposed transaction, NUI will file with the Securities and Exchange Commission (SEC) a preliminary proxy statement regarding the proposed merger transaction on Schedule 14A. The information contained in such preliminary filing will not be complete and may be changed. INVESTORS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The definitive proxy statement will be sent to the stockholders of NUI seeking their approval of the proposed transaction. In addition, you may obtain these documents free of charge at the website maintained by the SEC at www.sec.gov. Also, you may obtain documents filed with the SEC by NUI free of charge by requesting them in writing from NUI Corporation, P.O. Box 760, Bedminster, NJ 07921, Attention: Investor Relations, or by telephone at (908) 719-4223.

Participants in Solicitation

NUI and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of NUI in connection with the merger. Information about NUI's directors and executive officers and their ownership of NUI's common stock is included in NUI's Form 10-K, filed with the SEC on May 13, 2004. Additional information about the interests of NUI's participants in the solicitation of proxies in respect of the proposed transaction will be included in the proxy statement when it becomes available.

Forward-Looking Statements

This letter contains forward-looking statements, including statements related to the potential sale of NUI Corporation. These statements are based on management's current expectations and information currently available and are believed to be reasonable and are made in good faith. However, the forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in the statements. Factors that may make the actual results differ from anticipated results include, but are not limited to, those factors set forth in NUI Corporation's Form 10-K, Form 10-Q and its other filings with the Securities and Exchange Commission; NUI's ability to consummate the sale; the ability to obtain the regulatory and other approvals required for the transaction on the terms expected or on the anticipated schedule; the ability of NUI and NUI Utilities to satisfy the conditions precedent to obtaining the $95 million of financing committed to by an affiliate of Credit Suisse First Boston; the ability of NUI and NUI Utilities to amend and extend their respective credit facilities; and other uncertainties, all of which are difficult to predict and some of which are beyond NUI Corporation's control. For these reasons, you should not rely on these forward-looking statements when making investment decisions. The words "expect," "believe," "project," "anticipate," "intend," "should," "could," "will," and variations of such words and similar expressions, are intended to identify forward-looking statements. NUI Corporation does not undertake any obligation to update publicly any forward-looking statement, either as a result of new information, future events or otherwise.